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                                                                    Exhibit 99-e




                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 11-K


                    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                  For the fiscal year ended December 31, 1993



                     NORDSON EMPLOYEES' SAVINGS TRUST PLAN
                            (Full title of the Plan)



                              NORDSON CORPORATION
            (Name of issuer of securities held pursuant to the Plan)

                               28601 Clemens Road
                             Westlake, Ohio  44145
                    (Address of principal executive office)


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ITEM 1.  CHANGES IN THE PLAN.

                 No material changes in the provisions of the Plan were made during the fiscal year.

ITEM 2.  CHANGES IN INVESTMENT POLICY.

                 No material changes in the investment policy of the Plan were made during the fiscal year.

ITEM 3.  CONTRIBUTIONS UNDER THE PLAN.

                 For the fiscal year, the issuer accrued contributions of $1,484,944 to the Plan. The issuer's contribution is an amount equal to 50% of the participants' contribution of 1% to 6% of base salary (as defined by the Plan).

ITEM 4.  PARTICIPATING EMPLOYEES.

                 There were approximately 1,242 employees participating in the Plan on December 31, 1993.

ITEM 5.  ADMINISTRATION OF THE PLAN.

                 (a) The Plan was administered by the following persons, in their capacity as members of the Retirement Committee of the issuer:

         NAME AND ADDRESS                        POSITION WITH ISSUER
         ----------------                        --------------------
         Edward P. Campbell                      Vice President
         Nordson Corporation
         28601 Clemens Road
         Westlake, Ohio  44145

         William P. Madar                        President and Chief Executive Officer
         Nordson Corporation
         28601 Clemens Road
         Westlake, Ohio  44145

         Thomas L. Moorhead                      Vice President-Law and Assistant
         Nordson Corporation                       Secretary
         28601 Clemens Road
         Westlake, Ohio  44145

         Nicholas D. Pellecchia                  Vice President-Finance and
         Nordson Corporation                       Treasurer
         28601 Clemens Road
         Westlake, Ohio  44145

                 (b) Members of the Retirement Committee received no compensation from the Plan.





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ITEM 6.  CUSTODIAN OF INVESTMENTS.

                 (a) Wachovia Bank & Trust Company, N.A., 301 North Main Street, Winston-Salem, North Carolina 27150 acts as custodian for all investments under the Plan except for the investments of the Nordson Stock Fund and the Bond Fund. The investments of the Nordson Stock Fund are held at Society National Bank, 127 Public Square, Cleveland, Ohio 44114. The investments of the Bond Fund are held at the Pacific Investment Management Company, 3400 Peachtree Road, Atlanta, Georgia 30326.

                 (b) No compensation was paid by the Plan to Wachovia Bank & Trust Company, N.A., Society National Bank, or Pacific Investment Management Company.

                 (c) The officers and employees of Wachovia Bank & Trust Company, N.A. are covered by a $80 million Financial Institutions Bond.

                 The officers and employees of Society National Bank are covered by a Financial Institutions Bond and has a limit of $40,000,000 per occurrence with an $80,000,000 policy aggregate, subject to a $5,000,000 deductible.

                 Pacific Investment Management Company maintains a $2,700,000 fidelity bond against acts of larceny and embezzlement by officers and employees as required by Rule 17g-1 of the Investment Company Act of 1940.

ITEM 7.  REPORTS TO PARTICIPATING EMPLOYEES.

                 As of March 31, June 30, September 30, and December 31, a statement is sent to each participant in the Plan. The statement reports all transactions to the participants' account during the preceding three month period, and the status of the account balance as of the end of the period. In addition, each participant in the Plan that has money invested in the Nordson Stock Fund receives, on an annual basis, a copy of the issuer's Annual Report to Shareholders.

ITEM 8.  INVESTMENT OF FUNDS.

                 The assets of the Plan are commingled with the assets of the Nordson Employees' Savings Trust to form the Nordson Corporation Master Trust. Wachovia Bank & Trust Company, N.A., the trustee of the Plan, directs the assets to Investment Managers as requested by the participants of the Plan. No brokerage commissions have been paid by the Plan.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

                 In accordance with Rule 12d-21, the financial statements and exhibits required by Form 11-K with respect to the Plan will be filed as an amendment to the annual report within 180 days after the Plan's fiscal year end.





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                                   Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                           NORDSON CORPORATION
                                           NORDSON EMPLOYEES' SAVINGS TRUST PLAN





                                      By /s/ Nicholas D. Pellecchia
                                         ------------------------------------
                                         Nicholas D. Pellecchia
                                         Vice President-Finance and Treasurer
                                         Nordson Corporation




Date:  January 21, 1994





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